Exhibit 99.1

SIGNATURE

BX BUZZ ML-1 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	08/15/2025

BX BUZZ ML-2 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	08/15/2025

BX BUZZ ML-3 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	08/15/2025

BX BUZZ ML-4 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	08/15/2025

BX BUZZ ML-5 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	08/15/2025

BX BUZZ ML-6 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	08/15/2025

BX BUZZ ML-7 GP LLC By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	08/15/2025

BLACKSTONE INC. By: /s/ Victoria Portnoy Name: Victoria Portnoy Title: Managing Director - Assistant Secretary	08/15/2025

BLACKSTONE GROUP MANAGEMENT L.L.C. By: /s/ Victoria Portnoy Name: Victoria Portnoy Title: Managing Director - Assistant Secretary	08/15/2025

STEPHEN A. SCHWARZMAN /s/ Stephen A. Schwarzman	08/15/2025